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Exhibit 10.19

CONFORMED COPY

EXPENSE REIMBURSEMENT AGREEMENT

        This Expense Reimbursement Agreement, dated as of March 16, 2004 (this "Agreement"), is made by and among Mrs. Fields Famous Brands, LLC, a Delaware limited liability company (the "Company"), Mrs. Fields' Companies, Inc., a Delaware corporation ("MFC"), Mrs. Fields' Holding Company, Inc., a Delaware corporation ("MFH"), Mrs. Fields' Original Cookies, Inc., a Delaware corporation ("MFOC"), Capricorn Investors III, L.P., a Delaware limited partnership ("Cap III"), and Capricorn Investors II, L.P., a Delaware limited partnership ("Cap II") (MFC, MFH, MFOC, Cap III and Cap II, collectively, the "Affiliates").

W I T N E S S E T H:

        WHEREAS, MFC proposes to undertake a refinancing of substantially all of the currently outstanding debt of it and its subsidiaries (other than certain capital leases) (the "Refinancing") through, but not limited to (i) a private placement pursuant to Rule 144A of the Securities Act of 1933, as amended, of senior secured notes of the Company (the "Private Placement"), (ii) the entry by MFOC into a term loan with Cap III, (iii) a new equity investment in MFC and MFH by Cap III, certain existing shareholders of the Company, certain limited partners of Cap II and Cap III and certain of their affiliates, (iv) the repayment of the 10 1/8% senior notes of MFOC through a tender and exchange offer or redemption, (v) the repayment of MFOC's existing senior credit facility, (vi) the repayment of the 14% subordinated notes of TCBY Systems, LLC ("TCBY") through an exchange offer, (vii) the repayment of TCBY's existing senior secured term loan facility and (viii) all related matters thereto;

        WHEREAS, in anticipation of and in connection with the Refinancing, the Affiliates have incurred certain expenses, including, without limitation, fees and expenses of lenders, investors and professional service providers (the "Expenses"); and

        WHEREAS, the Company and the Affiliates wish to document, by this Agreement, the Company's agreement to reimburse the Affiliates for the Expenses in connection with the Refinancing.

        NOW, THEREFORE, in consideration of the foregoing and the mutual premises and covenants contained in this Agreement, the parties hereby agree as follows:

        1.    Reimbursement of Expenses.    The Company hereby agrees to pay to the Affiliates (or, if so directed by the Affiliates, to such lenders, investors or professional service providers), an amount equal to each of their respective Expenses.

        2.    Estimate of Expenses.    To the knowledge of the Company's management as of the date of this Agreement, the amount reflect in the "Use of Proceeds" section of the final offering circular in connection with the Private Placement is a reasonable estimate of the aggregate amount of the foregoing. The immediately preceding sentence shall not be construed to limit the actual amount of the Expenses payable pursuant to this Agreement.

        3.    Miscellaneous.

          (a)    Governing Law.    This Agreement shall be governed by the laws of the State of New York (other than its rules of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby).

          (b)    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which shall together constitute a single instrument.

          (c)    Descriptive Headings.    Descriptive headings of the Sections of this Agreement are inserted for convenience only and shall not affect the meaning of this Agreement.

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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

MRS. FIELDS FAMOUS BRANDS, LLC		MRS. FIELDS' ORIGINAL COOKIES, INC.

By:	/s/ MICHAEL R. WARD Name: Michael R. Ward Title: Senior Vice President, General Counsel and Secretary	By:	/s/ MICHAEL R. WARD Name: Michael R. Ward Title: Senior Vice President, General Counsel and Secretary

MRS. FIELDS' COMPANIES, INC.		CAPRICORN INVESTORS III, L.P. By: Capricorn Holdings III, LLC Its: General Partner
By:	/s/ MICHAEL R. WARD Name: Michael R. Ward Title: Senior Vice President, General Counsel and Secretary	By:	/s/ HERBERT S. WINOKUR, JR. Name: Herbert S. Winokur, Jr. Title: Managing Member

MRS. FIELDS' HOLDING COMPANY, INC.		CAPRICORN INVESTORS II, L.P. By: Capricorn Holdings, LLC Its: General Partner
By:	/s/ MICHAEL R. WARD Name: Michael R. Ward Title: Senior Vice President, General Counsel and Secretary	By:	/s/ HERBERT S. WINOKUR, JR. Name: Herbert S. Winokur, Jr. Title: Managing Member

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  Exhibit 10.19
EXPENSE REIMBURSEMENT AGREEMENT
W I T N E S S E T H